CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of RBC BlueBay Enhanced Income Fund of our report dated April 28, 2026, relating to the financial statement of RBC BlueBay Enhanced Income Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading: “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 26, 2026